EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES CHANGES TO EXECUTIVE COMPENSATION FOR 2021

HOUSTON, Texas, February 8, 2021 – Murphy Oil Corporation (“Murphy Oil” or the “company”) (NYSE: MUR) today announced several compensation decisions, including changes to the compensation of the company’s executives and to the director compensation program for 2021. The changes for 2021 are part of a multi-year review process, driven by changes in the company’s asset portfolio, evolving industry practices, and shareholder feedback. We believe the changes we have made serve to better align the compensation of our executives and directors with the interests of our shareholders, and support our focus on cash flow generation, capital returns, and environmental stewardship.
Key Changes for 2021
•The salary for our chief executive officer (CEO) will be approximately 25 percent less than his salary at the beginning of 2020 (prior to the April 2020 reductions), and the value of his 2021 equity incentive grant will be approximately 25 percent below the 2020 grant value
•Director cash compensation will be approximately 27 percent less than at the beginning of 2020 (prior to the April 2020 reductions)
•The performance metrics under the company’s Annual Incentive Plan (AIP) will be adjusted to further emphasize cash flow and climate goals by:
◦Maintaining an emphasis on capital returns
◦Adding a free cash flow metric
◦Increasing the emphasis on cost management by adding a general and administrative (G&A) expense metric, in addition to the existing lease operating expense (LOE) metric
◦Decreasing the emphasis on volume-based metrics
◦Adding a greenhouse gas (GHG) emissions reduction metric, for which aggressive goals must be achieved to earn a payout

•The company has maintained an industry-leading emphasis on performance-based equity incentives granted to our executives, with 75 percent of equity awards delivered in performance share units (PSUs) based on shareholder returns and capital returns
Executive Compensation Program
Sound corporate and compensation governance are pillars of our corporate culture at Murphy Oil. The Executive Compensation Committee of the company’s Board of Directors and the management team at Murphy Oil continually seek to improve the alignment of our compensation programs with the interests of our shareholders and with industry dynamics. Our announced changes for 2021 represent a continuation of these ongoing efforts. Over the past several years, we have implemented multiple changes to our executive compensation program that we believe position us among the leaders in of compensation evolution in the oil and natural gas industry, including:
•Providing 75 percent of “named executive officer” (NEO) equity incentive compensation in the form of performance-based awards, which is well ahead of the industry average
•Reducing the emphasis on volume-based metrics under the AIP, through a lower weighting on the production target metric and removal of the produced reserves replacement metric
•Incorporating a financial returns metric in our annual and long-term incentive plans in the form of EBITDA divided by average capital employed (ACE)
•Adding a cap on PSU awards so that no above-target payout can be earned if our total shareholder return performance is negative
In April 2020, in response to the impact of COVID-19 and declining commodity prices on our business, the Executive Compensation Committee approved some of the most significant executive salary and director retainer reductions in the oil and natural gas industry. Our CEO’s salary for 2020 was reduced by 35 percent, salaries for our other executives were reduced by as much as 30 percent with an average of 22 percent, director cash retainers were reduced by 35 percent, and the cash retainer for our chairman was reduced by 70 percent.
For 2021, the Executive Compensation Committee decided to partially restore the salaries for our executives. However, none of our executives will have their salary fully restored to the levels in effect prior to the April 2020 reductions, with the exception of certain executives receiving increases due to promotions. Our CEO’s salary for 2021 will be approximately 25 percent lower than it was prior to the April 2020 reductions, and the salaries for our other executives, excluding those receiving salary increases due to promotions, will be approximately 8.5 percent lower on average. Director cash retainers were also adjusted for 2021, but in aggregate remain approximately 27 percent below the level they were at prior to the April 2020 reductions. These changes reflect an effort to better align pay to be competitive with a reconstituted peer group.
Going forward, the Executive Compensation Committee will continue to assess the company’s executive and director compensation programs. Potential future changes will focus on keeping the programs aligned with the interests of the company’s shareholders, the company’s compensation strategy and evolving market practices.
Environmental Stewardship
Murphy Oil is actively working to reduce our direct GHG emissions, a key risk to climate change. Through technical, operational and portfolio improvements, we have reduced our GHG emissions intensity steadily since 2015. Murphy Oil is one of the founding members of The Environmental Partnership, launched by the American Petroleum Institute in 2017, with a focus to voluntarily reduce GHG and other air emissions.
During 2020, the company made significant strides in our sustainability efforts, including:
•Establishing a further goal of reducing our GHG emissions intensity 15 percent to 20 percent by 2030 from our 2019 levels, excluding divested assets from the 2019 baseline for an aggregate of 35 percent to 40 percent reduction from our reported 2019 levels
•Expanding our GHG, air quality, climate risk management, and biodiversity management public disclosures
•Expanding the purview of our Health, Safety, Environmental and Corporate Responsibility Board Committee to include Environmental, Social and Governance (ESG) issues, and creating a director of sustainability role
For 2021, the company has added a GHG emissions reduction metric to accompany the safety and spill rate metrics in the ESG component of the AIP. Target performance for this metric will represent aggressive goals focused on continued reduction from 2020 levels, and over 30 percent from our reported 2019 levels – well ahead of our baseline plan. If achieved, based on current information and targets, we expect that achievement of target performance will place us in the top quartile for GHG emissions intensity among our oil-weighted industry .

ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. The company sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; changes in environmental, energy, and other laws and requirements; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the US or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent

Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470